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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Members
EGS Electrical Group, LLC:

We consent to the incorporation by reference in the registration statements (Nos. 333-56364, 333-68648, and 333-109334) on Form S-3, (No. 333-68650) on Form S-4, and (Nos. 033-24043, 333-29843, 333-29851, 333-29857, 333-29855, 333-38443, 333-70245, 333-82645, 333-82647, 333-61766, 333-69250, 333-69252, 333-106897, and 333-109112) on Form S-8 of SPX Corporation of our report dated December 2, 2005, with respect to the consolidated balance sheets of EGS Electrical Group, LLC and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of income, members' equity and comprehensive income, and cash flows for the years then ended, which report appears in the December 31, 2005, annual report on Form 10-K of SPX Corporation.

/s/ KPMG LLP

Chicago, Illinois
March 13, 2006

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Consent of Independent Registered Public Accounting Firm